Exhibit 23.1

Silberstein Ungar, PLLC CPAs and Business Advisors
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                                                            Phone (248) 203-0080
                                                              Fax (248) 281-0940
                                                30600 Telegraph Road, Suite 2175
                                                    Bingham Farms, MI 48025-4586
                                                                  www.sucpas.com


October 29, 2010


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Krossbow Holding Corp.
Edmonton, Alberta, Canada

To Whom It May Concern:

Silberstein Ungar, PLLC hereby consents to the use in the Form S-1/A Amendment No. 6, Registration Statement under the Securities Act of 1933, filed by
Krossbow Holding Corp. of our report dated April 30, 2010, relating to the financial statements of Krossbow Holding Corp. as of and for the period ending March 31, 2010, and the reference to us under the caption "Interests of Named Experts and Counsel".

Sincerely,


/s/ Silberstein Ungar, PLLC
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Silberstein Ungar, PLLC
Bingham Farms, Michigan